UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2018

SPIRIT REALTY CAPITAL, INC.

SPIRIT REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-36004	20-1676382
(Spirit Realty Capital, Inc.)		(Spirit Realty Capital, Inc.)

Delaware (Spirit Realty, L.P.)	333-216815-01	20-1127940 (Spirit Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Drive, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Spirit Realty Capital, Inc.	Emerging growth company ☐

Spirit Realty, L.P.	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spirit Realty Capital, Inc.	☐

Spirit Realty, L.P.	☐

This Current Report on Form 8-K is filed by Spirit Realty Capital, Inc., a Maryland corporation (the “Company”), and Spirit Realty, L.P., a Delaware limited partnership (the “Operating Partnership”), in connection with the matters described herein. The Company is the sole member of Spirit General OP Holdings, LLC, the sole general partner of the Operating Partnership, as well as the special limited partner of the Operating Partnership.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 23, 2018, the Company issued an investor presentation providing updates regarding the planned spin-off of certain assets of the Company into a separate entity, Spirit MTA REIT. A copy of the investor presentation is attached hereto as Exhibit 99.1.

The information set forth in this Item 2.02 and in the attached Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s or the Operating Partnership’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

ITEM 8.01	OTHER EVENTS.

Loan Agreement

On January 22, 2018, Spirit AS Katy TX, LP, a Delaware limited partnership, as borrower (“Spirit AS”), entered into a loan agreement (the “Loan Agreement”) with Société Générale and Barclays Bank PLC, as lenders (collectively, “Lender”), pursuant to which Lender made a non-recourse mortgage loan to Spirit AS in an aggregate amount of $84.0 million. In connection with the Loan Agreement, the Operating Partnership (“Guarantor”) entered into a customary non-recourse mortgage loan guaranty agreement, dated as of the date of the Loan Agreement (the “Guaranty”), in favor of Lender, pursuant to which Guarantor will guaranty the payment and performance of the liabilities of Spirit AS under the Loan Agreement for damages resulting from certain breaches or actions, including, but not limited to, fraud or intentional misrepresentation by Spirit AS, and for the repayment in full of the debt in the event of certain actions, including, without limitation, certain voluntary and collusive bankruptcy events, in each case as more fully described therein.

Spirit Master Funding Notes Repricing

On January 23, 2018, the Company re-priced a private offering of $132.0 million aggregate principal amount of net-lease mortgage notes Series 2017-1, Class B (the “Class B Notes”), previously jointly issued on December 14, 2017 by certain of its indirectly-owned, bankruptcy remote subsidiaries through its Spirit Master Funding securitization platform. As a result of the re-pricing, the interest rate on the Class B Notes will be reduced from 6.35% to 5.49%. The other terms of the Class B Notes will remain unchanged. The interest rate on the 542.0 million aggregate principal amount of net-lease mortgage notes Series 2017-1, Class A, previously jointly issued on December 14, 2017, remained unchanged at 4.36%.

Press Release

On January 23, 2018, the Company issued a press release providing certain updates regarding recent financings and the planned spin-off of certain assets of the Company, as well as announcing a conference call and audio webcast regarding the same. A copy of the press releases is attached hereto as Exhibit 99.2. This information, including the information contained in the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Path Forward III Presentation dated January 23, 2018

99.2	Press Release dated January 23, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date January 23, 2018

Spirit Realty Capital, Inc.

By:	/s/ JAY YOUNG
Jay Young
Executive Vice President, General Counsel and Secretary

Spirit Realty, L.P.
By: Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.

By:	/s/ JAY YOUNG
Jay Young
Manager